Exhibit 23.1





                      CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the PRT Group Inc. 401(k) Plan of our report dated February 4, 1999, with respect to the financial statements of PRT Group Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998.



                             /s/ ERNST & YOUNG LLP




New York, New York
January 12, 2000